UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_____________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 8, 2013

Preferred Apartment Communities, Inc.
(Exact Name of Registrant as Specified in its Charter)

Maryland	001-34995	27-1712193
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3625 Cumberland Boulevard, Suite 400, Atlanta, Georgia	30339
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (770) 818-4100

_____________________ (Former name or former address, if changed since last report)
_____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.

On May 8, 2013 (the "Closing Date"), Newport Overton Mezzanine Lending, LLC ("Mezzanine Lender"), a wholly owned subsidiary of Preferred Apartment Communities Operating Partnership, L.P. ("PAC-OP"), made a mezzanine loan of up to approximately $16.6 million (the "Mezzanine Loan") to Newport Overton Holdings, LLC, a Georgia limited liability company ("Borrower"), in connection with Borrower's plans to construct a 294-unit multifamily community in suburban Atlanta, Georgia (the "Property"). Approximately $8.2 million of the Mezzanine Loan was funded by Mezzanine Lender to Borrower on the Closing Date and the balance of the Mezzanine Loan is expected to be drawn by the Borrower over approximately the next five months. Preferred Apartment Communities, Inc. (the "Company") is the general partner of, and owner of an approximately 98% interest in, PAC-OP.

In connection with the closing of the Mezzanine Loan, the Mezzanine Lender received a loan fee of 2% of maximum loan amount of the Mezzanine Loan, or $332,079. In addition, the Company paid a fee of $166,038.50, or 1.0% of the maximum loan amount of the Mezzanine Loan, to Preferred Apartment Advisors, LLC, the Company’s manager (the "Manager"), as an "acquisition fee" in accordance with the terms of the management agreement between the Company, PAC-OP and the Manager (the "Management Agreement").

The Mezzanine Loan matures on November 1, 2016, subject to one twelve month extension to November 1, 2017 and one six month extension to May 1, 2018 and bears interest at a fixed rate of 8.0% per annum. Interest will be paid monthly with principal and any accrued but unpaid interest due at maturity. The Mezzanine Loan is subordinate to a senior loan of up to an aggregate amount of approximately $31.7 million that is held by an unrelated third party. The Mezzanine Loan is secured by a pledge of 100% of the membership interests of Newport Overton, LLC, a Georgia limited liability company, a wholly owned subsidiary of Borrower and the ultimate owner of the Property. Robert F. Krause, Jr. and J. Richard Stephens, Jr., unaffiliated third parties, have guaranteed to Mezzanine Lender the completion of the project in accordance with the plans and specifications and have provided a full payment guaranty. These guaranties are subject to the rights held by the senior lender pursuant to a customary intercreditor agreement between the Mezzanine Lender and the senior lender. Prepayment of the Mezzanine Loan is permitted in whole, but not in part, without Mezzanine Lender consent.

Under the terms of a Purchase Option Agreement entered into on the Closing Date in connection with the closing of the Mezzanine Loan, Mezzanine Lender has an exclusive option (but not an obligation) to purchase the Property between and including July 1, 2016 and December 31, 2016 for a pre-negotiated purchase price of $51.5 million. If the Property is sold to, or refinanced by, a third party at any time, or the Mezzanine Loan is paid off at any time, Mezzanine Lender will be entitled to an exit fee to increase the aggregate interest paid on the Mezzanine Loan to 14.0% per annum (the "Exit Fee"), provided, however, that such Exit Fee shall not be required to be paid if Mezzanine Lender or a wholly owned direct or indirect subsidiary of Mezzanine Lender acquires the Property.

The foregoing description of the Mezzanine Loan is qualified in its entirety by reference to the Note, the Mezzanine Loan Agreement and the Purchase Option Agreement, copies of which are filed as Exhibits 10.1, 10.2 and 10.3 to this Current Report on Form 8-K.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 9, 2013, the Board of Directors of the Company (the "Board") approved certain compensation arrangements for non-employee directors, which include grants of shares of restricted common stock. On May 9, 2013, the Compensation Committee of the Board of Directors approved grants of 5,580 shares of restricted common stock for each non-employee director consistent with the terms of the Company’s 2011 Stock Incentive Plan to each of the following non-employee directors of the Company: Steve Bartkowski, Gary B. Coursey, Daniel M. DuPree, Howard A. McLure and Timothy A. Peterson. The Board also approved the grant of an additional 1,116 shares of restricted common stock for the Chair of the Audit Committee of the Company, Timothy A. Peterson. Each share of restricted common stock will vest on the earlier to occur of (a) May 9, 2014 and (b) the next annual meeting of the Company's stockholders. The foregoing summary of the restricted common stock grants is qualified in its entirety by reference to the form of the Restricted Stock Agreement, filed as an exhibit hereto and incorporated by reference herein.

Item 5.07    Submission of Matters to a Vote of Security Holders.

The Company held its Annual Meeting of Stockholders on May 9, 2013. The following proposals were set forth in our Proxy Statement dated March 21, 2013, which was filed with the Securities and Exchange Commission pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended. For more information on these proposals, see the Proxy Statement, the relevant portions of which are incorporated herein by reference. Below are the final voting results. As of the record date, March 15, 2013, there were 5,323,605 shares of Common Stock entitled to vote at the annual meeting. Represented at the meeting in person or by proxy were 4,113,246 shares of Common Stock representing 77.26% of the total shares of Common Stock entitled to vote at the meeting.

(1)    The following seven persons were elected directors of the Company:

Nominee	For	Withheld	Broker Non-Votes
John A. Williams	2,220,363	54,465	1,838,418
Leonard A. Silverstein	2,221,463	53,365	1,838,418
Steve Bartkowski	2,220,863	53,965	1,838,418
Gary B. Coursey	2,220,363	54,465	1,838,418
Daniel M. DuPree	2,221,363	53,465	1,838,418
Howard A. McLure	2,221,463	53,365	1,838,418
Timothy A. Peterson	2,221,463	53,365	1,838,418

(2)	The conversion of the Company's Series B Mandatorily Convertible Cumulative Perpetual Preferred Stock and the issuance of our common stock upon such conversion was approved:

For	2,154,520
Against	41,193
Abstain	79,115
Broker Non-Votes	1,838,418

(3)	The Second Amendment to the 2011 Stock Incentive Plan was approved:

For	2,048,181
Against	84,501
Abstain	142,146
Broker Non-Votes	1,838,418

(4)	The stockholders ratified PricewaterhouseCoopers LLP as the Independent Registered Public Accounting Firm for the Company for 2013:

For	4,069,030
Against	17,055
Abstain	27,161

Item 9.01    Financial Statements and Exhibits.

(d)    Exhibits.

10.1	Note in the amount of $16,603,935 dated as of May 8, 2013 issued by Newport Overton Holdings, LLC to Newport Overton Mezzanine Lending, LLC
10.2	Mezzanine Loan Agreement dated as of May 8, 2013 among Newport Overton Holdings, LLC and Newport Overton Mezzanine Lending, LLC
10.3	Purchase Option Agreement dated as of May 8, 2013 between Newport Overton, LLC and Newport Overton Mezzanine Lending, LLC
10.4
Form of Restricted Stock Agreement pursuant to the Preferred Apartment Communities, Inc. 2011 Stock Incentive Plan (incorporated by reference to Exhibit 10.9 to Pre-effective Amendment No. 6 to Form S-11 Registration Statement (Registration No. 333-168407) filed by the Company with the Securities and Exchange Commission on March 4, 2011)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PREFERRED APARTMENT COMMUNITIES, INC. (Registrant)

Date: May 9, 2013	By:	/s/ John A. Williams
John A. Williams
Chief Executive Officer

EXHIBIT INDEX

10.1	Note in the amount of $16,603,935 dated as of May 8, 2013 issued by Newport Overton Holdings, LLC to Newport Overton Mezzanine Lending, LLC
10.2	Mezzanine Loan Agreement dated as of May 8, 2013 among Newport Overton Holdings, LLC and Newport Overton Mezzanine Lending, LLC
10.3	Purchase Option Agreement dated as of May 8, 2013 between Newport Overton, LLC and Newport Overton Mezzanine Lending, LLC
10.4
Form of Restricted Stock Agreement pursuant to the Preferred Apartment Communities, Inc. 2011 Stock Incentive Plan (incorporated by reference to Exhibit 10.9 to Pre-effective Amendment No. 6 to Form S-11 Registration Statement (Registration No. 333-168407) filed by the Company with the Securities and Exchange Commission on March 4, 2011)